Exhibit 99.6

THE VERMONT TEDDY BEAR COMPANY, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements presented herein give effect to the acquisition by THE VERMONT TEDDY BEAR COMPANY, INC. (the "Company") of substantially all of the assets and the assumption of certain liabilities of the floral delivery business Calyx & Corolla from Equity Resource Partners, LLC, a wholly owned subsidiary of Equity Resource Holdings, LLC, and additional financing incurred by the Company in connection with the completion of the acquisition. The acquisition has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values based upon appraisals and other analyses.

The unaudited pro forma consolidated balance sheet reflects adjustments as if the acquisition of Calyx & Corolla had occurred on June 30, 2003. The unaudited pro forma consolidated balance sheet as of June 30, 2003 includes the historical financial position of the Company and Calyx & Corolla as of June 30, 2003.

The unaudited pro forma consolidated statement of operations for the year ended June 30, 2003 reflects adjustments and gives effect to the acquisition as if it had occurred on July 1, 2002. The unaudited pro forma consolidated statement of operations for the year ended June 30, 2003 is based on the fiscal year statement of income for the Company and the historical results of Calyx & Corolla for the year ended June 30, 2003.

The unaudited pro forma adjustments are based upon estimates, available information and certain assumptions that management deems appropriate. Final purchase accounting adjustments may differ from the pro forma adjustments presented herein. The unaudited pro forma consolidated financial information does not purport to represent the Company's results of operations had the above transaction, in fact, occurred on the dates specified nor is it indicative of the operating results that may be expected for future periods. The unaudited pro forma statement of operations does not reflect any adjustments for cost savings or synergies that management expects to realize commencing upon consummation of the acquisition. No assurances can be made as to the amount of cost savings, if any, that actually will be realized.

The unaudited pro forma consolidated financial information is based on certain adjustments and assumptions described in the notes to the unaudited pro forma consolidated financial statements and should be read in conjunction therewith and with the Company's consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and the financial statements of Equity Resource Holdings, LLC incorporated by reference in Item 7 (a) of this report.

Vermont Teddy Bear Company, Inc.

Unaudited Pro Forma Combined Balance Sheet

June 30, 2003
ASSETS	VTBC Historical	ERH Historical	Pro Forma Adjustments		VTBC Pro Forma
Cash and cash equivalents	$5,168,177	$236,955	( $ 236,955)	(b)	$ 4,968,177
			(200,000)	(a)
Restricted cash	532,641				532,641
Accounts receivable, trade	62,214	333,281	(360,181)	(b) (c)	35,314
Inventories	4,778,439	524,218	(22,018)	(c)	5,280,639
Prepaid expenses and other current assets	522,173	278,182	(50,000)	(b)	750,355
Prepaid income taxes	749,305				749,305
Deferred income taxes	525,522				525,522
Total Current Assets	12,338,471	1,372,636	(869,154)		12,841,953
Property and equipment, net	7,679,721	802,479	(710,853)	(b) (c)	7,771,347
Deposits and other assets	985,843	86,260	(86,260)	(b)	985,843
Note receivable	18,390				18,390
Goodwill			5,308,502	(c)	5,308,502
Trademarks and tradenames			1,220,000	(c)	1,220,000
Other intangible assets (net of amortization)		254,963	(254,963)	(b) (c)
			310,000	(c)	310,000
Total Assets	$21,022,425	$2,516,338	$4,917,272		$28,456,035

LIABILITIES AND STOCKHOLDERS' EQUITY
Note Payable		$2,019,000	($2,019,000)	(b)
Current portion of:
Long-term debt	$ 783,000	2,605,000	(2,605,000)	(b)	$ 983,000
			200,000	(a)
Capital lease obligations	182,273	29,764	(29,764)	(b)	182,273
Accounts payable	3,727,671	2,304,888	(9,718)	(c)	6,022,841
Accrued expenses	1,416,992	772,237	(663,623)	(b)	1,698,812
			173,206	(d)
Deferred revenue		1,474,361	(117,741)	(b) (c)	1,356,620
Total Current Liabilities	6,109,936	9,205,250	(5,071,640)		10,243,546
Long-term debt, net of current portion	1,695,000	4,051,909	(4,051,909)	(b)	2,495,000
			800,000	(a)
Capital lease obligations, net of current portion	4,918,847	61,918	(61,918)	(b)	4,918,847
Deferred income taxes	137,344				137,344
Deferred rent, net		237,855	(237,855)	(b)
Rental deposits		28,940	(28,940)	(b)
Total Liabilities	$12,861,127	$13,585,872	($8,652,262)		$17,794,737
Series C Convertible Redeemable Preferred Stock	164,889				164,889
Series D Convertible Redeemable Preferred Stock			$2,500,000	(a)	$2,500,000
Stockholders' Equity:
Preferred stock, $0.05 par value	1,404,000				1,404,000
Common stock, $0.05 par value	401,676				401,676
Additional paid-in capital	13,518,960				13,518,960
Treasury stock at cost	(11,263,628)				(11,263,628)
Retained Earnings (Member deficit)	3,935,401	(11,069,534)	11,069,534	(e)	3,935,401

Total Stockholder's Equity	7,996,409	(11,069,534)	11,069,534		7,996,409

Total Liabilities and Stockholders' Equity	$21,022,425	$2,516,338	$4,917,272		$28,456,035

See accompanying notes

Vermont Teddy Bear Company, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended June 30, 2003

	VTBC Historical	ERH Historical	Pro Forma Adjustments		Pro Forma Reclassifications		VTBC Pro Forma
Net Revenues	$40,275,401	$16,772,916	($250,000)	(a)			$56,798,317
Cost of Goods Sold	15,445,502	4,421,636			3,775,555	(m)	23,642,693
Gross Profit	24,829,899	12,351,280	(250,000)		(3,775,555)		33,155,624
Operating Expenses:
Marketing and Selling Expenses	17,261,185	9,682,453	(931,375)	(b)	(3,775,555)	(m)
			(620,609)	(c)
			(74,019)	(d)			21,542,080
General and Administrative Expenses	4,968,382	8,194,132	(3,623,624)	(e)
			(250,000)	(a)
			(176,662)	(f)
			(26,400)	(g)
			(10,789)	(d)
			(48,000)	(h)			9,027,039
	22,229,567	17,876,585	(5,761,478)		(3,775,555)		30,569,119
Operating Income (Loss)	2,600,332	(5,525,305)	5,511,478				2,586,505
Interest Income	138,220	697	(2,197)	(i)			136,720
Interest Expense	(599,224)	(582,763)	(33,194)	(i)			(632,418)
			582,763	(i)
Other Income	5,796	17,216					23,012
Income(Loss) Before Income Taxes	2,145,124	(6,090,155)	6,058,850				2,113,819
Income Tax Provision	(873,717)		12,750	(j)			(860,967)
Net Income (Loss)	1,271,407	(6,090,155)	6,071,601				1,252,853
Series A Preferred Stock Dividends	(72,000)						(72,000)
Series C Preferred Stock Dividends	(18,525)						(18,525)
Series D Preferred Stock Dividends			(125,000)	(k)			(125,000)
Accretion of Original Issue Discount	(54,492)						(54,492)
Net Income(Loss) Available to Common Stockholders	1,126,390	(6,090,155)	5,946,601				982,836
Basic Net Income Per Common Share	$0.21						$0.18
Diluted Net Income Per Common Share	$0.19						$0.17
Weighted Average Number of Common Shares Outstanding	5,464,996						5,464,996
Weighted Average Number of Diluted Common Shares Outstanding	6,237,089		708,215	(l)			6,945,304

 See accompanying notes

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma consolidated balance sheet and statement of operations for the year ended June 30, 2003 is based on the historical financial position and results of operations of the Company and Calyx & Corolla as of and for the year ended June 30, 2003. The unaudited pro forma consolidated balance sheet as of June 30, 2003 contains adjustments to reflect the acquisition of Calyx & Corolla as if it had occurred on June 30, 2003. The unaudited pro forma statement of operations for the year ended June 30, 2003 contains adjustments to reflect the acquisition of Calyx & Corolla as if it had occurred on July 1, 2002.

The acquisition of Calyx & Corolla, representing substantially all of the operations of Equity Resource Holdings, LLC, has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values based upon appraisals or other analyses with appropriate recognition given to the effect of the Company's borrowing rate and income taxes.

Certain reclassification and adjustments have been made to the historical balance sheet and statement of income of Equity Resource Holdings, LLC, to conform to the Company's presentation and to adjust for certain assets and liabilities not acquired or assumed by the Company and for certain operating results pertaining solely to Equity Resource Holdings, LLC.

2. Allocation of Purchase Price

The following table sets forth the consideration paid by the Company, which is preliminary and subject to certain adjustments.

Cash consideration	$ 1,200,000
Series D Convertible Redeemable Preferred Stock	2,500,000
Estimated transaction costs and expenses	173,206
Total acquisition cost	$ 3,873,206

The following sets forth the pro forma allocation of the purchase consideration to working capital, fixed assets and intangible assets acquired as of June 30, 2003.

Working capital deficiency	$ (3,056,922)
Property and equipment	91,626
Goodwill	5,308,502
Customer list	310,000
Other intangible	1,220,000
$ 3,873,206

3. UNAUDITED PRO FORMA ADJUSTMENTS

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

  To reflect the purchase consideration paid at closing. The purchase price consisted of cash of $1,200,000 (of which $200,000 was paid with cash on-hand and $1,000,000 was borrowed under a long-term note) and convertible redeemable preferred stock with a liquidation value of $2,500,000.
  To remove the assets and liabilities of ERH included in the historical balance sheet, which were not acquired or assumed pursuant to the terms of the purchase agreement. The assets not acquired and the liabilities which were not assumed on a pro forma basis as of June 30, 2003 consist of the following:
Cash	$ 236,955
Accounts receivable, trade	353,367
Prepaid expenses	50,000
Property, plant and equipment	48,033
Deposits and other assets	86,260
Other intangible assets	199,407
Note payable	(2,019,000)
Accrued expenses	(363,104)
Deferred revenue	(103,367)
Restructuring accrual	(300,519)
Long term debt	(6,656,909)
Capital lease obligations	(91,682)
Deferred rent	(237,855)
Rental deposits	(28,940)
$ (8,827,354)

c) The following adjustments were made to adjust the recorded assets and liabilities to their estimated fair value:

Accounts receivable	(6,814)
Inventories (1)	(22,018)
Property and equipment (2)	(662,820)
Recognize goodwill	5,308,502
Recognize trademark intangible asset	1,220,000
Recognize customer list intangible	310,000
Elimination of intangible asset of ERH	(55,556)
Accounts payable	(9,718)
Deferred revenue (3)	(14,374)
$ 6,067,202

    The fair value of inventory acquired, primarily raw materials, was valued at the Company's current replacement cost.
    The fair value of fixed assets acquired to be used was valued at the current replacement costs for an asset with similar capacity.
    The fair value of deferred revenue was computed at the present value of amounts to be paid determined at the appropriate current interest rate.

d) To accrue for the estimated transaction costs of $173,206

 e) To eliminate ERH member deficit incurred prior to acquisition

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

  To reflect elimination of revenue and bad debt expense for the FloralSource International, LLC accounts receivable not acquired by the Company.
  To reflect a reduction of depreciation and amortization expense related to the depreciation and amortization of the recorded fair value of assets using an estimated useful life of 3 to 5 years.
  To reflect the elimination of the occupancy expense and equipment lease costs due to the closing of the San Francisco, CA facility.
  To reflect elimination of equipment lease costs associated with contracts not assumed by the Company.
  To reflect elimination of Goodwill impairment loss recorded by Equity Resource Holdings, LLC
  To reflect elimination of expense related to consulting contract not assumed by the Company.
  To reflect elimination of operating lease for Vero Beach, Florida office space not assumed by the Company.
  To reflect elimination of operating lease for furniture at the Vero Beach, Florida office not assumed.
  To reflect an increase in interest expense of $33,194 from $1,000,000 of long-term debt incurred by the Company in connection with the acquisition of Calyx & Corolla from Equity Resource Holdings, LLC and a decrease of $582,673 in Equity Resource Holdings, LLC interest expense, which includes amortization of deferred financing fees and a decrease in interest income of $2,197 resulting from the use of $200,000 of cash to acquire Calyx & Corolla.
  To provide an income tax benefit for the results of pro forma operations and the pro forma adjustments using an effective income tax rate of 40.73 percent.
  To reflect additional preferred stock dividends in connection with the issuance of the Company's Series D Convertible Redeemable Preferred stock for the acquisition of Calyx & Corolla from Equity Resource Holdings, LLC.
  To represent the dilutive effect of the issuance of the Company's Series D Convertible Redeemable Preferred stock for the acquisition of Calyx & Corolla from Equity Resource Holdings, LLC. The 250 shares of Series D preferred stock are convertible into 708,215 shares of the Company's common stock.
  To reflect the reclassification of Calyx & Corolla fulfillment, shipping and handling expenses from operating expenses to cost of sales.